Exhibit 99.1
News Release
Pentair Reports Third Quarter 2020 Results
•Third quarter sales of $799 million.
•Third quarter GAAP EPS of $0.66 and adjusted EPS of $0.70.
•Net cash provided by operating activities in the first nine months was $501 million and free cash flow was $457 million.
•The company updates its full year 2020 GAAP EPS guidance to approximately $2.05 to $2.10 and on an adjusted basis to approximately $2.35 to $2.40.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — October 20, 2020 — Pentair plc (NYSE: PNR) today announced third quarter 2020 sales of $799 million. Sales were up 12 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 10 percent in the third quarter. Third quarter 2020 earnings per diluted share from continuing operations (“EPS”) were $0.66 compared to $0.54 in the third quarter of 2019. On an adjusted basis, the company reported EPS of $0.70 compared to $0.58 in the third quarter of 2019. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Third quarter 2020 operating income was $128 million, up 18 percent compared to operating income for the third quarter of 2019, and return on sales (“ROS”) was 16.0 percent, an increase of 80 basis points when compared to the third quarter of 2019. On an adjusted basis, the company reported segment income of $141 million for the third quarter of 2020, up 14 percent compared to segment income for the third quarter of 2019, and ROS was 17.6 percent, an increase of 40 basis points when compared to the third quarter of 2019.
Consumer Solutions sales were up 25 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 23 percent in the third quarter. Segment income of $114 million was up 39 percent compared to the third quarter of 2019, and ROS was 24.2 percent, an increase of 250 basis points when compared to the third quarter of 2019.
Industrial & Flow Technologies sales were down 3 percent compared to sales for the same period last year. Excluding currency translation, core sales declined 4 percent in the third quarter. Segment income of $43 million was down 24 percent compared to the third quarter of 2019, and ROS was 13.0 percent, a decrease of 360 basis points when compared to the third quarter of 2019.
Net cash provided by operating activities of continuing operations for the quarter was $234 million compared to $167 million in the third quarter of 2019 and free cash flow from continuing operations for the quarter was $220 million compared to $152 million in the third quarter of 2019.
Net cash provided by operating activities of continuing operations in the nine months ended September 30, 2020 was $501 million compared to $266 million in the first nine months of the previous year and free cash flow from continuing operations in the nine months ended September 30, 2020 was $457 million compared to $222 million in the first nine months of the previous year.
Pentair paid a regular cash dividend of $0.19 per share in the third quarter of 2020. Pentair previously announced on September 22, 2020 that its Board of Directors approved a regular quarterly cash dividend of $0.19 that it will pay on November 6, 2020 to shareholders of record at the close of business on October 23, 2020. Pentair has increased its dividend for 44 consecutive years.
CEO’s Remarks
John L. Stauch, President and CEO, stated, “Our ability to deliver double digit sales and earnings growth in the quarter is a reflection of our diverse portfolio that includes a large mix of residential focused businesses that are currently experiencing strong demand.”

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“Our Consumer Solutions segment delivered strong growth in the quarter led by strength in residential markets, particularly our Pool business. Our Industrial & Flow Technologies segment continues to be negatively impacted by delayed capital spending globally across its commercial and industrial markets, however, the business has shown stabilization as the year has progressed. We generated strong cash flow during the quarter and our balance sheet ended the quarter in excellent shape.”
“We believe we remain well positioned to navigate our way through these uncertain times. Furthermore, we continue to invest in our digital infrastructure and innovation throughout the company and specifically in our Consumer Solutions segment to position ourselves for an eventually strengthened economy. We believe there are ample organic and inorganic opportunities to build on our already strong foundation and we are in a great financial position to support our longer-term aspirations.”
“I would especially like to express my gratitude to our front-line employees for their personal commitment to our customers and shareholders during these times.”
2020 Guidance Update
The company updates its estimated 2020 GAAP EPS of approximately $2.05 to $2.10 and on an adjusted EPS basis of approximately $2.35 to $2.40. The company updates full year 2020 sales guidance of approximately $2.95 billion. The company expects full year free cash flow of greater than 100 percent of net income.

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EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the company’s third quarter 2020 results on a two-way conference call with investors at 9:00 a.m. Eastern Daylight Time today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, each of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall impact of the COVID-19 pandemic on our business; the duration and severity of the COVID-19 pandemic; actions that may be taken by us, other businesses and governments to address or otherwise mitigate the impact of the COVID-19 pandemic, including those that may impact our ability to operate our facilities, meet production demands, and deliver products to our customers; the negative impacts of the COVID-19 pandemic on the global economy, our customers and suppliers, and customer demand; overall global economic and business conditions impacting our business, including the strength of housing and related markets; demand, competition and pricing pressures in the markets we serve; volatility in currency exchange rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; the ability to achieve the benefits of our restructuring plans and cost reduction initiatives; risks associated with operating foreign businesses; the impact of material cost and other inflation; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 and to our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this release. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we believe the health of our world depends on reliable access to clean, safe water. We deliver a comprehensive range of smart, sustainable water solutions to homes, business and industry around the world. Our industry leading and proven portfolio of solutions enables our customers to access clean, safe water. Whether it’s improving, moving or enjoying water, we help manage the world’s most precious resource. Smart, Sustainable, Water Solutions. For Life.
Pentair had revenue in 2019 of $3 billion, and trades under the ticker symbol PNR. With approximately 120 locations in 25 countries and 9,500 employees, we believe that the future of water depends on us. To learn more, visit www.pentair.com.

PENTAIR CONTACTS

Jim Lucas	Rebecca Osborn
Senior Vice President, Treasurer and Investor Relations	Senior Manager, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: jim.lucas@pentair.com	Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net sales	$798.5	$713.6	$2,221.8	$2,202.0
Cost of goods sold	521.1	458.6	1,447.7	1,424.7
Gross profit	277.4	255.0	774.1	777.3
% of net sales	34.7%	35.7%	34.8%	35.3%
Selling, general and administrative	130.0	126.4	378.6	405.9
% of net sales	16.3%	17.7%	17.0%	18.4%
Research and development	19.3	19.8	55.6	61.2
% of net sales	2.4%	2.8%	2.5%	2.8%
Operating income	128.1	108.8	339.9	310.2
% of net sales	16.0%	15.2%	15.3%	14.1%
Other (income) expense:
Loss (gain) on sale of businesses	—	0.1	0.1	(3.3)
Other (income) expense	(2.5)	0.6	(1.6)	(11.7)
Net interest expense	5.4	6.9	20.0	23.6
% of net sales	0.7%	1.0%	0.9%	1.1%
Income from continuing operations before income taxes	125.2	101.2	321.4	301.6
Provision for income taxes	14.4	9.9	64.1	42.8
Effective tax rate	11.5%	9.8%	19.9%	14.2%
Net income from continuing operations	110.8	91.3	257.3	258.8
Income (loss) from discontinued operations, net of tax	—	1.0	(1.7)	(0.9)
Net income	$110.8	$92.3	$255.6	$257.9
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.67	$0.54	$1.54	$1.53
Discontinued operations	—	0.01	(0.01)	(0.01)
Basic earnings per ordinary share	$0.67	$0.55	$1.53	$1.52
Diluted
Continuing operations	$0.66	$0.54	$1.54	$1.52
Discontinued operations	—	0.01	(0.01)	(0.01)
Diluted earnings per ordinary share	$0.66	$0.55	$1.53	$1.51
Weighted average ordinary shares outstanding
Basic	166.1	168.1	166.6	169.7
Diluted	167.1	168.6	167.4	170.3
Cash dividends paid per ordinary share	$0.19	$0.18	$0.57	$0.54

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2020	December 31, 2019
In millions
Assets
Current assets
Cash and cash equivalents	$82.6	$82.5
Accounts and notes receivable, net	362.1	502.9
Inventories	401.7	377.4
Other current assets	117.1	99.1
Total current assets	963.5	1,061.9
Property, plant and equipment, net	291.1	283.2
Other assets
Goodwill	2,329.6	2,258.3
Intangibles, net	323.3	339.2
Other non-current assets	196.0	196.9
Total other assets	2,848.9	2,794.4
Total assets	$4,103.5	$4,139.5
Liabilities and Equity
Current liabilities
Accounts payable	$276.6	$325.1
Employee compensation and benefits	107.0	71.0
Other current liabilities	435.3	352.9
Total current liabilities	818.9	749.0
Other liabilities
Long-term debt	805.2	1,029.1
Pension and other post-retirement compensation and benefits	94.5	96.4
Deferred tax liabilities	112.0	104.4
Other non-current liabilities	223.1	206.7
Total liabilities	2,053.7	2,185.6
Equity	2,049.8	1,953.9
Total liabilities and equity	$4,103.5	$4,139.5
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2020	September 30, 2019
Operating activities
Net income	$255.6	$257.9
Loss from discontinued operations, net of tax	1.7	0.9
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(1.0)	(3.0)
Depreciation	34.4	36.4
Amortization	21.5	24.1
Deferred income taxes	8.5	(17.7)
Loss (gain) on sale of businesses	0.1	(3.3)
Share-based compensation	15.2	15.3
Asset impairment	—	18.2
Pension settlement gain	—	(11.8)
Pension and other post-retirement plan contributions	—	(11.1)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	147.3	82.8
Inventories	(17.7)	4.0
Other current assets	(13.4)	(10.5)
Accounts payable	(46.7)	(128.8)
Employee compensation and benefits	35.0	(19.1)
Other current liabilities	61.1	21.3
Other non-current assets and liabilities	(0.8)	10.5
Net cash provided by operating activities of continuing operations	500.8	266.1
Net cash used for operating activities of discontinued operations	(0.5)	(1.4)
Net cash provided by operating activities	500.3	264.7
Investing activities
Capital expenditures	(44.4)	(44.6)
Proceeds from sale of property and equipment	0.1	0.4
Proceeds from the sale of businesses, net	—	0.7
Acquisitions, net of cash acquired	(28.5)	(284.5)
Other	2.2	(1.5)
Net cash used for investing activities	(70.6)	(329.5)
Financing activities
Net (repayments) receipts of commercial paper and revolving long-term debt	(151.3)	91.2
Proceeds from long-term debt	—	400.0
Repayments of long-term debt	(74.0)	(151.5)
Debt issuance costs	—	(6.3)
Shares issued to employees, net of shares withheld	21.1	6.8
Repurchases of ordinary shares	(115.2)	(150.0)
Dividends paid	(95.4)	(92.4)
Net cash (used for) provided by financing activities	(414.8)	97.8
Effect of exchange rate changes on cash and cash equivalents	(14.8)	5.9
Change in cash and cash equivalents	0.1	38.9
Cash and cash equivalents, beginning of period	82.5	74.3
Cash and cash equivalents, end of period	$82.6	$113.2

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Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Three months ended	Three months ended	Three months ended	Nine months ended
In millions	March 31, 2020	June 30, 2020	September 30, 2020	September 30, 2020
Net cash (used for) provided by operating activities of continuing operations	$(162.4)	$428.9	$234.3	$500.8
Capital expenditures	(18.7)	(11.8)	(13.9)	(44.4)
Proceeds from sale of property and equipment	0.1	—	—	0.1
Free cash flow from continuing operations	$(181.0)	$417.1	$220.4	$456.5
Net cash used for operating activities of discontinued operations	—	(0.5)	—	(0.5)
Free cash flow	$(181.0)	$416.6	$220.4	$456.0

	Three months ended	Three months ended	Three months ended	Nine months ended
In millions	March 31, 2019	June 30, 2019	September 30, 2019	September 30, 2019
Net cash (used for) provided by operating activities of continuing operations	$(257.1)	$356.3	$166.9	$266.1
Capital expenditures	(16.8)	(13.0)	(14.8)	(44.6)
Proceeds from sale of property and equipment	0.3	0.1	—	0.4
Free cash flow from continuing operations	$(273.6)	$343.4	$152.1	$221.9
Net cash provided by (used for) operating activities of discontinued operations	0.8	(3.3)	1.1	(1.4)
Free cash flow	$(272.8)	$340.1	$153.2	$220.5

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2020				2019
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Consumer Solutions	$388.8	$401.2	$470.8	$1,260.8	$358.2	$437.1	$377.0	$1,172.3
Industrial & Flow Technologies	320.9	311.8	327.4	960.1	330.3	362.1	336.2	1,028.6
Other	0.3	0.3	0.3	0.9	0.4	0.3	0.4	1.1
Consolidated	$710.0	$713.3	$798.5	$2,221.8	$688.9	$799.5	$713.6	$2,202.0
Segment income (loss)
Consumer Solutions	$84.8	$96.7	$113.8	$295.3	$75.2	$109.0	$81.9	$266.1
Industrial & Flow Technologies	44.7	44.1	42.7	131.5	41.0	59.7	55.9	156.6
Other	(18.0)	(16.1)	(16.0)	(50.1)	(17.5)	(14.6)	(15.0)	(47.1)
Consolidated	$111.5	$124.7	$140.5	$376.7	$98.7	$154.1	$122.8	$375.6
Return on sales
Consumer Solutions	21.8%	24.1%	24.2%	23.4%	21.0%	24.9%	21.7%	22.7%
Industrial & Flow Technologies	13.9%	14.1%	13.0%	13.7%	12.4%	16.5%	16.6%	15.2%
Consolidated	15.7%	17.5%	17.6%	17.0%	14.3%	19.3%	17.2%	17.1%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ending December 31, 2020 to the non-GAAP excluding the effect of 2020 adjustments (Unaudited)

	Actual			Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Full Year
Net sales	$710.0	$713.3	$798.5	approx	$2,950
Operating income	100.7	111.1	128.1
% of net sales	14.2%	15.6%	16.0%
Adjustments:
Restructuring and other	2.4	1.1	2.1	approx	6
Intangible amortization	7.6	7.0	6.9	approx	28
COVID-19 related costs and expenses	0.9	4.8	2.6	approx	8
Deal-related costs and expenses	0.4	—	—	approx	—
Equity (loss) income of unconsolidated subsidiaries	(0.5)	0.7	0.8	approx	2
Segment income	111.5	124.7	140.5
Return on sales	15.7%	17.5%	17.6%
Net income from continuing operations—as reported	72.7	73.8	110.8	approx	$342 - $351
Loss on sale of businesses	—	0.1	—	approx	—
Other income	—	—	(2.2)	approx	(2)
Adjustments to operating income	11.3	12.9	11.6	approx	42
Income tax adjustments	3.3	11.1	(3.6)	approx	10
Net income from continuing operations—as adjusted	$87.3	$97.9	$116.6	approx	$392 - $401
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.43	$0.44	$0.66	approx	$2.05 - $2.10
Adjustments	0.09	0.15	0.04	approx	0.30
Diluted earnings per ordinary share—as adjusted	$0.52	$0.59	$0.70	approx	$2.35 - $2.40

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2019 to the non-GAAP excluding the effect of 2019 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$688.9	$799.5	$713.6	$755.2	$2,957.2
Operating income	67.6	133.8	108.8	122.3	432.5
% of net sales	9.8%	16.7%	15.2%	16.2%	14.6%
Adjustments:
Restructuring and other	1.1	6.7	5.9	7.3	21.0
Intangible amortization	8.2	8.3	7.6	7.6	31.7
Asset impairment	15.3	2.9	—	3.0	21.2
Inventory step-up	1.7	0.5	—	—	2.2
Deal related costs and expenses	4.2	—	—	—	4.2
Equity income of unconsolidated subsidiaries	0.6	1.9	0.5	0.5	3.5
Segment income	98.7	154.1	122.8	140.7	516.3
Return on sales	14.3%	19.3%	17.2%	18.6%	17.5%
Net income from continuing operations—as reported	52.4	115.1	91.3	102.9	361.7
(Gain) loss on sale of businesses	(3.5)	0.1	0.1	1.1	(2.2)
Pension and other post-retirement mark-to-market (gain) loss	—	(12.2)	0.4	8.4	(3.4)
Adjustments to operating income	30.5	18.4	13.5	17.9	80.3
Income tax adjustments	(5.4)	(3.8)	(7.4)	(14.8)	(31.4)
Net income from continuing operations—as adjusted	$74.0	$117.6	$97.9	$115.5	$405.0
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.30	$0.68	$0.54	$0.61	$2.12
Adjustments	0.13	0.01	0.04	0.07	0.26
Diluted earnings per ordinary share—as adjusted	$0.43	$0.69	$0.58	$0.68	$2.38

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter Ended September 30, 2020 (Unaudited)

	Q3 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Total Pentair	10.4%	1.0%	0.5%	11.9%
Consumer Solutions	23.4%	0.5%	1.0%	24.9%
Industrial & Flow Technologies	(4.0)%	1.4%	—%	(2.6)%